UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(e) On March 21, 2017, Carriage Services, Inc. (the “Company”) entered into a Second Amendment to the Second Amended and Restated Employment Agreement, dated effective as of March 14, 2012 and amended by the First Amendment (dated effective as of March 3, 2014) with Melvin C. Payne, its Chairman of the Board of Directors and Chief Executive Officer.
The Second Amendment generally modifies the structure of the annual bonus award(s) that may be payable to Mr. Payne under the Agreement. More specifically, pursuant to the Second Amendment, Mr. Payne may be eligible to receive an annual performance-based incentive award that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended, as well as an annual discretionary bonus award, all as determined in the discretion of the Compensation Committee of the Company’s Board of Directors.
The foregoing is a summary of the Second Amendment only and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATMENTS AND EXHIBITS.

(d)	Exhibits. The following are furnished as part of this current report on Form 8-K:

10.1 Second Amendment to the Second Amended and Restated Employment Agreement by and between Carriage Services, Inc. and Melvin C. Payne, dated effective as of March 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: March 23, 2017	By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary